                           Subsidiary of Registrant
                           ------------------------

                                                                    EXHIBIT 21.1
                                                                    ------------

Name of Subsidiary             Jurisdiction of Incorporation
------------------             -----------------------------






Rowe Communications Ltd.       Ontario, Canada